Exhibit 10.16

This Amendment (the “Second Amendment”) is made as of May 24th, 2011 by and between Mabtech AB, whose registered office is at Augustendalsvägen 19, SE-131 28, Nacka Strand, Sweden, hereinafter referred to as “Seller” or “Mabtech” and Oxford lmmunotec Limited, whose registered office is at 94C Milton Park, Abingdon, Oxfordshire, OX14 4RY, UK, hereinafter referred to as “Buyer” or “OI”.

WHEREAS:

A.	The parties entered in to a manufacturing agreement dated 26th August 2003 (the “Original Manufacturing Agreement”), which was amended as of 1st January 2010 (singly the “First Amendment” and collectively with the Original Manufacturing Agreement, the “Manufacturing Agreement”).

B.	The parties have agreed to extend the term of the Manufacturing Agreement for an additional period.

NOW, THEREFORE, IT IS HEREBY AGREED as follows:

1.	Definitions

1.1	The terms defined in the Manufacturing Agreement shall have the same meaning in this Amendment, unless otherwise expressly agreed in this Amendment.

2.	Amendments

2.1	Section 17 of the Manufacturing Agreement is hereby replaced with the following wording:

“This Agreement shall remain in effect through 31st December 2016 provided that this Agreement may be terminated by either party at any time by giving immediate written notice to the other in the event of:

(i)	A breach of any of its material terms by the other party and such breach not having been remedied with 60 (sixty) days of receiving written notice to do so;

(ii)	The liquidation or insolvency of or the filing of bankruptcy proceedings by the other except as part of a bona fide scheme for reconstitution or amalgamation; or

(iii)	Either party ceasing to trade”.

2.2	A new section, Section 19 is added to the Manufacturing Agreement, as follows:

“Section 19: Neither party to this Manufacturing Agreement shall have the right to assign or transfer any obligations or benefit under this Manufacturing Agreement without the written consent of the other, save that either party may at its option assign the benefit or obligations to any of its Affiliates or to any corporation or other entity with which such party may merge or consolidate, and/or to any corporation or other entity to which such party may transfer all or substantially all of such party’s assets”.

3.	Miscellaneous

3.1	This Amendment shall constitute an integrated part of the Manufacturing Agreement and all the other provisions not amended in this Amendment shall remain effective.

3.2	This Amendment shall become effective upon its execution by both parties.

This Amendment has been executed in two (2) copies, of which each party has taken one.

MABTECH AB		OXFORD IMMUNOTEC LIMITED

By:	/s/ Staffan Paulie	By:	/s/Peter Wrighton- Smith

Name:	Staffan Paulie	Name:	Dr. Peter Wrighton- Smith

Title:	CEO	Title:	CEO

Date:	June 7, 2011	Date:	25th May 2011